UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000 Tampa, Florida 33602 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

This Form 8-K/A is being filed solely to correct Exhibit 3.1, which was inadvertently incomplete when filed with the originally filed Form 8-K.  No other changes were made to the originally filed Form 8-K.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2018, LM Funding America, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation, as amended, of the Company with the Secretary of State of the State of Delaware (the “Certificate of Amendment”) to effect a common share consolidation by means of a one-for- ten (1:10) reverse split of the Company’s outstanding common stock, par value $0.001 per share (the “Reverse Stock Split”).  The Reverse Stock Split will reduce the number of the Company’s outstanding shares of common stock from approximately 6,253,189 shares to approximately 625,318 shares. The number of authorized shares of common stock will remain unadjusted as a result of the Reverse Stock Split.  The Company’s warrants that trade under the symbol LMFAW will not be consolidated, provided that the number of shares subject to each warrant and the exercise price per share will automatically be adjusted under the terms of the applicable warrant agreement as a result of the Reverse Stock Split.

The Reverse Stock Split became effective at 12:01 a.m., eastern time, on October 16, 2018 and the Company’s common stock began trading on The Nasdaq Global Market on a split-adjusted basis on October 16, 2018.

The Company’s Certificate of Incorporation, as amended by the Certificate of Amendment (which was effective upon filing), is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

3.1	Certificate of Incorporation of LM Funding America, Inc., as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Date: October 16, 2018